UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 11, 2019

Jones Soda Co.
(Exact Name of Registrant as Specified in Charter)

Washington	0-28820	52-2336602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

66 South Hanford Street, Suite 150, Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 624-3357
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2019, Jones Soda Co., a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with Heavenly Rx Ltd. (the “Investor”) pursuant to which the Company sold to the Investor in a private placement (the “Financing”): (a) 15,000,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and (b) a warrant to purchase up to an additional 15,000,000 shares of Common Stock (the “Warrant”).  The aggregate purchase price for the Shares and the Warrant was $9,000,000 in cash, which was paid to the Company at the closing of the purchase and sale on July 11, 2019 (the “Closing”).  The Company intends to use the proceeds for general working capital and other purposes, including sales and marketing, product development and capital expenditures for its legacy business and new business initiatives.

The following summaries of the Purchase Agreement and the other agreements entered into by the parties are qualified in their entirety by reference to the text of the Purchase Agreement and agreements entered into in connection therewith, copies of which are attached as exhibits hereto and incorporated herein by reference.

The Purchase Agreement includes standard representations and warranties by the Company regarding the transaction and the Company’s business and operations.  In addition, pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investor and its affiliates from any losses that may arise out of any inaccuracy of such representations or warranties or any breach of any covenant, agreement or obligation of the Company.  These indemnification obligations survive for a period of 12 months following the Closing, are subject to standard limitations, and are capped at an amount equal to the aggregate purchase price, other than with respect to certain “company fundamental representations” (as defined in the Purchase Agreement) which survive for a period of 24 months following the Closing, are exempt from standard limitations and are uncapped.

The Warrant is immediately exercisable, has a term of one-year following the Closing, and provides the Investor with the right to purchase up to 15,000,000 shares of Common Stock (“Warrant Shares”) at an exercise price of $0.78 per share, subject to adjustment in the event of certain stock splits, stock dividends or distributions, reorganizations, reclassifications or other similar events.  The Warrant shall be automatically exercised as follows:

(i) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $1.78 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to 25% of the total number of the Warrant Shares;

(ii) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.12 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to an additional 25% of the total number of the Warrant Shares;

(iii) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.36 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to an additional 25% of the total number of the Warrant Shares; and

(iv) If the Company’s closing share price as reported on the OTCQB Marketplace, or its then primary trading market, is equal to or greater than $2.60 for at least five (5) consecutive trading days, the Warrant shall be automatically exercised with respect to the remaining 25% of the total number of the Warrant Shares.

If the Investor fails to pay the exercise price upon the automatic exercise of the Warrant, then the Warrant shall thereafter terminate in its entirety.

After giving effect to the Investor’s purchase of the Shares in the Financing, the Investor will own approximately 25% of the Company’s outstanding Common Stock as of the Closing, and if the Investor exercises the Warrant in full, the Investor will own approximately 40% of the Company’s outstanding Common Stock, assuming no further issuance by the Company of its Common Stock upon exercise of outstanding stock options, settlement of outstanding restricted stock awards or conversion of outstanding convertible notes or otherwise.

In connection with the Purchase Agreement, the Company, the Investor, Jennifer Cue, Eric Chastain and Michael Fleming (the “Shareholders”) entered into an Investor Rights Agreement on July 11, 2019 (the “IRA”).  Pursuant to the IRA, the Company and the Shareholders agreed to cause the Company’s Board of Directors (the “Board”) to be set at seven (7) directors, and the Investor has the right to designate two members of the Board (the “Investor Designees”), and the Shareholders have agreed to vote their shares of Common Stock in favor of the election of the Investor Designees.  For so long as any Investor Designees serve on the Board, the Company must obtain the approval of the Board, including all of the Investor Designees, before taking certain actions, such as amending the Company’s charter documents, offering to sell any new securities, creating any debt security, approving a change of control, changing the strategy or principal lines of business of the Company, liquidating or dissolving the Company or agreeing to make expenditures in excess of $1,000,000.  The Investor also has the right to appoint a nonvoting observer to attend all meetings of the Board. In addition, in the event that the Company proposes to offer any new securities (subject to certain standard exceptions), the Investor has a right of first offer to purchase such securities. Under the IRA, the Investor and the Shareholders have agreed for a period of one year following the closing of the transaction that they will not sell or otherwise transfer any shares of Common Stock or other securities of the Company, subject to certain standard exceptions.  In addition, pursuant to the IRA, the Company has granted to the Investor certain demand registration rights (after the expiration of the lock-up described in the preceding sentence) and piggyback registration rights with respect to the Shares and the Warrant Shares.  The Company has also agreed to maintain director and officer insurance so long as any Investor Designee serves on the Board, and the Investor has agreed to introduce the Company to the Investor’s network of quick service (“QSR”) locations, and to encourage such QSR locations to stock and sell the Company’s products.

In addition, in connection with the transactions contemplated by the Purchase Agreement, the Company and each of SOL Global Investments Corp., an Ontario corporation, of which the Investor is a portfolio company (“SOL”), and the Investor entered into Standstill Agreements pursuant to which SOL and the Investor, on behalf of themselves and each of their respective affiliates, agreed to not acquire, on the open market or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, except for the purchase of the Shares and the Warrant pursuant to the Purchase Agreement, the purchase of the Warrant Shares pursuant to the exercise of the Warrant, or as provided below.  SOL and the Investor also agreed, on behalf of themselves and each of their respective affiliates, to not make any proposal or offer to acquire the Company through any business combination, merger, tender offer, exchange offer, or similar transaction, acquire any of the Company’s securities or seek representation on the Board (other than the Investor Designees). Notwithstanding the foregoing, the Investor shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock equal to 50% of the Warrant Shares that have been purchased upon exercise of the Warrant as of such time; SOL shall be permitted (as an exception to the restrictions described above) to acquire in the open market, from time to time and in the aggregate, up to such additional number of shares of Common Stock such that SOL’s aggregate ownership of Common Stock equals (but does not exceed) 9.99% of the Company’s outstanding Common Stock as of such time (on an outstanding basis and not on a fully diluted basis); and the Investor shall be permitted (as an exception to the restrictions described above) to exercise all of its rights, including its right of first offer, pursuant to the IRA, in full and without restriction.  The restrictions set forth in the Standstill Agreements shall terminate and be of no further force or effect on the earlier to occur of (i) July 11, 2021 and (ii) the date on which the Warrant is exercised in full.

The sale of the Shares and the Warrant was made in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.

In connection with the Financing, the Board received a fairness opinion from the Company’s financial advisor, ROTH Capital Partners, to the effect that, subject to the assumptions, qualifications and limitations relating to such opinion, as of July 10, 2019, the purchase price paid for the Shares and the Warrant is fair, from a financial point of view, to the Company.  In addition, in connection with the Financing, effective as of July 11, 2019, the Board approved, solely for purposes of RCW 23B.19.040(1)(a)(ii), any future purchase of shares of the Company’s Common Stock by the Investor (including the purchase of the Shares, the Warrant and the Warrant Shares) which results in the Investor becoming an “acquiring person” as defined in RCW 23B.19.020(1) (defined as beneficially owning in the aggregate total outstanding shares of Common Stock comprising 10% or more of the voting power of the Company).

The Company also approved a form of Indemnification Agreement for its directors and officers and intends to enter into such Indemnification Agreement with all of its directors and officers, including the Investor Designees.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

On July 11, 2019, the Company issued a press release announcing the closing of the Financing and the other transactions described herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Securities Purchase Agreement dated as of July 11, 2019, by and between the Company and Heavenly RX Ltd.
10.2	Warrant dated July 11, 2019 to purchase up to 15,000,000 shares of Common Stock
10.3	Investor Rights Agreement dated as of July 11, 2019 by and among the Company, Heavenly RX Ltd. and the shareholders named therein
10.4	Standstill Agreement dated as of July 11, 2019 by and between the Company and Heavenly RX Ltd.
10.5	Standstill Agreement dated as of July 11, 2019 by and between the Company and SOL Global Investments Corp.
10.6	Form of Indemnification Agreement
99.1	Press Release dated July 11, 2019

* The schedules and exhibits to the Securities Purchase Agreement have been omitted from this filing pursuant to 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

Date: July 11, 2019	By:	/s/ Jennifer L. Cue
Jennifer L. Cue
President and Chief Executive Officer